Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Current Report on Form 8-K and in the Registration Statement on Form S-8 (File No. 333-172016) of Park Sterling Corporation of our report dated March 21, 2011, relating to our audits of the consolidated financial statements of Community Capital Corporation as of and for each of the years in the three year period ended December 31, 2010.
/s/ Elliott Davis, LLC
Elliott Davis, LLC
Greenville, South Carolina
November 3, 2011